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AMENDMENT AND SUPPLEMENT DATED NOVEMBER 30, 2004                    Exhibit 99.2
TO CONSENT SOLICITATION STATEMENT

                        PHIBRO ANIMAL HEALTH CORPORATION

                            SOLICITATION OF CONSENTS
                                   RELATING TO
                           105,000 UNITS CONSISTING OF
                $85,000,000 13% SENIOR SECURED NOTES DUE 2007 OF
                        PHIBRO ANIMAL HEALTH CORPORATION
                                       AND
                $20,000,000 13% SENIOR SECURED NOTES DUE 2007 OF
                     PHILIPP BROTHERS NETHERLANDS III B.V.

                               CUSIP NO. 71742QAC0

         Phibro Animal Health Corporation, a New York corporation (the "Company"), hereby amends and supplements its Consent Solicitation Statement dated November 18, 2004 (the "Original Solicitation Statement"), as amended and supplemented by the Amendment and Supplement dated November 23, 2004, pursuant to which the Company has solicited (the "Solicitation") consents (the "Consents") of the registered holders of units (the "Units") consisting of 13% Senior Secured Notes due 2007 (the "U.S. Notes") of the Company and 13% Senior Secured Notes due 2007 (the "Dutch Notes" and, together with the U.S. Notes, the "Notes") of Philipp Brothers Netherlands III B.V. (the "Dutch Issuer" and, together with the Company, the "Issuers") to the adoption of the Proposed Amendments to the Indenture pursuant to which the Notes were issued. Terms not defined in this amendment have the meanings assigned to them in the Original Solicitation Statement.

         The agreements governing the sale of the Belgium Plant will provide for a guarantee by the Company of certain obligations of Phibro Belgium under such agreements to the extent permitted under clause (xviii) of Section 4.12 of the Indenture, which provides, among other things, that the Company and its restricted subsidiaries may provide guarantees and indemnities incurred in connection with the disposition of assets in an amount not to exceed the gross proceeds or value of consideration received by the Company and its restricted subsidiaries in connection with such transaction. Phibro Belgium will receive gross proceeds of EUR 6.2 million from the sale of the Belgium Plant and the Company's guarantee will be limited to such amount.

         In addition, clause (i) of the definition of "Belgium Plant Sale and Virginiamycin Production Transactions" set forth in the Original Solicitation Statement under the heading "Proposed Amendments and Waiver to the Indenture --
Section 1.01 Definitions -- Proposed Provision" is amended to read as follows:
"(i) the transfer of substantially all of the land and buildings and certain equipment of Phibro Belgium at the Belgium Plant, as well as the industrial activities and intellectual property relating to certain solvent technology of Phibro Belgium, for a purchase price of EUR 6.2 million, payable at closing".

         The Expiration Date is hereby extended to 5:00 p.m., New York City time, on December 8, 2004.

         The Proposed Amendments will be effected by a supplemental indenture (the "Supplemental Indenture"), which is to be executed on or promptly after the Expiration Date if the Requisite Consent is obtained. The Supplemental Indenture will be executed on or promptly after the Expiration Date, and the Proposed Amendments will become operative upon the consummation by the Company of the offering of Additional Notes contemplated by proposed clause (xx) of Section
4.12 of the Indenture, with Jefferies & Company, Inc. as initial purchaser, on or prior to December 31, 2004. If such offering of Additional Notes is not consummated on or prior to December 31, 2004, then the Proposed Amendments will not become operative.

         THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON WEDNESDAY, DECEMBER 8, 2004. SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE CONSENT SOLICITATION STATEMENT, AS AMENDED BY THIS AMENDMENT, THE COMPANY WILL ACCEPT ALL PROPERLY COMPLETED, EXECUTED AND DATED CONSENTS RECEIVED BY THE TABULATION AGENT (AND NOT SUBSEQUENTLY REVOKED) PRIOR TO THE EXPIRATION DATE. THE COMPANY RESERVES THE RIGHT TO TERMINATE OR EXTEND THE CONSENT SOLICITATION


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IN ITS SOLE DISCRETION. THE TERM "EXPIRATION DATE" SHALL MEAN THE TIME AND DATE
ON OR TO WHICH THE CONSENT SOLICITATION IS SO TERMINATED OR EXTENDED. IN NO EVENT SHOULD A HOLDER TENDER OR DELIVER NOTES.

             The Information Agent for this Consent Solicitation is

                            JEFFERIES & COMPANY, INC.